EXHIBIT 4.1

NUMBER	[GRAPHIC]	SHARES

VCG HOLDING CORP.

AUTHORIZED CAPITALIZATION: FIFTY-ONE MILLION (51,000,000) SHARES, $.0001 PAR VALUE PER SHARE, CONSISTING OF FIFTY MILLION (50,000,000) SHARES OF COMMON STOCK AND ONE MILLION (1,000,000) SHARES OF PREFERRED STOCK.

THIS CERTIFIES THAT                                                                                                                                                                      is the
registered holder of                                                                                                                                                                          Shares
of Common Stock, $.0001 par value per share, of VCG Holding Corp., fully paid and nonassessable, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________________ day of _____________________ A.D. __________

[SEAL]
Mary E. Bowles-Cook, Secretary		Micheal L. Ocello, President